F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Introduction
This Conflict Minerals Report (“Report”) for F5, Inc. (“F5,” the “Company,” “we,” “us,” or “our”) covers the calendar year ended December 31, 2024, and is submitted in accordance with Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended. The Rule, adopted by the U.S. Securities and Exchange Commission ("SEC"), requires public companies to disclose certain information when their manufactured products, or products they contract to manufacture, contain conflict minerals— as cassiterite, columbite-tantalite, gold, wolframite, and their derivatives, which are limited to tin, tantalum, tungsten, and gold (collectively, "3TG").—that are necessary to the functionality or production of those products. In accordance with the Rule, F5 conducted a good faith Reasonable Country of Origin Inquiry (“RCOI”) to determine whether any such necessary conflict minerals originated in the Democratic Republic of the Congo ("DRC") or adjoining countries (together, the “Covered Countries”). If, based on such inquiry, the registrant knows or has reason to believe that any of the necessary conflict minerals originated or may have originated in a Covered Country and may not be solely from recycled or scrap sources, the registrant must conduct due diligence to determine if the necessary conflict minerals directly or indirectly financed or benefited armed groups (as defined by the SEC in Form SD) in the Covered Countries.
Forward Looking Statements
This report includes forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties. Forward looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward looking statements can also be identified by words such as "expects," "plans," "intends," "will," "may," and similar terms. Forward looking statements are not guarantees of future performance. F5 assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. Subsequent events may affect F5’s future determinations under Rule 13p-1.
About F5
F5, Inc. (NASDAQ: FFIV) is the global leader that delivers and secures every app. Backed by three decades of expertise, F5 has built the industry’s premier platform—F5 Application Delivery and Security Platform (ADSP)—to deliver and secure every app, every API, anywhere: on-premises, in the cloud, at the edge, and across hybrid, multicloud environments. F5 is committed to innovating and partnering with the world’s largest and most advanced organizations to deliver fast, available, and secure digital experiences. Together, we help each other thrive and bring a better digital world to life.
Overview of F5’s Responsible Minerals Program and Commitment to Responsible Sourcing
F5 is dedicated to sourcing minerals in a responsible, ethical, and sustainable manner that protects human rights throughout our global supply chain. Our responsible minerals program continues to evolve, now extending beyond 3TG to include minerals such as cobalt and mica. Each year, we assess whether additional materials should be prioritized for inclusion in our due diligence framework.
In line with the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (CAHRAs), Third Edition, and its supplements on tin, tantalum, tungsten, and gold (collectively “3TG”), we regularly examine human rights risks in CAHRAs worldwide. While the primary focus of this report remains conflict minerals and the Covered Countries. F5 is also choosing to highlight our proactive due diligence efforts over the past two years regarding cobalt and mica. These initiatives, and our practical approach to expanding responsible sourcing beyond 3TG, are discussed in detail in a separate section below.
Additionally, we are preparing to expand our due diligence program to include four more critical minerals—lithium, nickel, copper, and natural graphite—in accordance with the upcoming Extended Minerals Reporting Template ("EMRT") 2.0. Including cobalt and mica, this will bring our scope to six key materials. F5 has begun laying the foundation to

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
integrate these minerals into our program, aligning with evolving industry standards and maintaining our commitment to transparency and risk management.
As our program grows, we remain committed to strengthening our responsible sourcing of conflict minerals and contributing to improved conditions in mining communities within the Covered Countries. Many of our hardware products rely on tantalum, tin, tungsten and/or gold for essential functionality or production. These minerals are sourced globally, and our goal is not to avoid those from Covered Countries or CAHRAs, but rather to ensure that they are sourced responsibly—without directly or indirectly funding armed groups or contributing to human rights violations. We believe responsible in-region sourcing is vital to supporting local economies and avoiding unintended negative consequences.
F5 has been deeply engaged in the issue of conflict minerals for several years as part of our broader responsible sourcing efforts. We believe meaningful progress requires collaboration across governments, NGOs, civil society, and industry stakeholders to effectively identify and mitigate the risk of contributing to serious human rights abuses and conflict linked to mineral extraction in the Covered Countries.
Supply Chain Overview
F5 relies on its suppliers to provide material declarations and information regarding the origin of 3TG (tin, tantalum, tungsten, and gold) used in the components and materials they supply, including those sourced from sub-tier suppliers. Since many suppliers submit company-level CMRTs, the smelters listed may not directly relate to the materials used in F5’s products.
To support our data collection efforts, we partnered with Assent Compliance (“Assent”), who assisted in gathering supplier information, providing training on conflict minerals reporting requirements, and guiding suppliers on how to complete the CMRT. This year, we expanded our due diligence to cover all supply chain commodities, engaging 100% of relevant suppliers and manufacturers for the 2024 reporting period. We requested all suppliers to submit the standard CMRT version 6.31 and 6.4 developed by the Responsible Minerals Initiative ("RMI") through the Responsible Business Alliance and the Global e-Sustainability Initiative (RBA-GeSI). Suppliers known or suspected to provide components containing 3TG were classified as “undetermined” unless a completed CMRT was received. Suppliers known not to use metals in the products sourced by F5 were still asked to submit a CMRT—at minimum, to confirm the absence of 3TG. If such suppliers did not submit a CMRT but had other documentation (such as a material declaration) confirming no use of 3TG, they would be considered out of scope. Packaging suppliers were also deemed out of scope; while CMRTs were requested for record-keeping purposes, they are excluded from this declaration and the associated data.
Design of Responsible Minerals Program
F5’s Responsible Minerals Program is aligned with the OECD Due Diligence Guidance, specifically reflecting our role as a downstream purchaser within the minerals supply chain. The key components of our program are outlined below, structured according to the OECD’s five-step framework. While our program covers a wide range of minerals and geographic regions, the summary of Steps 2 through 5 below focuses on the application of our program to conflict minerals and the Covered Countries.
1.Maintain strong company management systems:
•Responsible Minerals Sourcing Policy: Maintain a supply chain policy for minerals originating from CAHRAs, including conflict minerals originating from the Covered Countries. This policy outlines our commitment to responsible mineral sourcing from CAHRAs, our commitment to exercise due diligence consistent with the OECD Guidance, and expectations that our suppliers have similarly established due diligence programs. Our policy is publicly available and can be found at F5 Enterprise Conflict Minerals Policy.
•Management Team: Management for the conflict minerals program at F5 is the supply chain team (within manufacturing). This team works closely with peers in manufacturing, manufacturing supply

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
chain, product design and environmental, social and governance (ESG). The supply chain team oversees gathering CMRTs, performing assessments of the CMRTs, following up with suppliers, filing the conflict minerals report, working with F5’s contract manufacturer to determine purchase history and supplier use, and maintaining up-to-date information on conflict minerals regulations. As discussed earlier in this report, some of those responsibilities have been outsourced to Assent. The supply chain team is responsible for keeping up-to-date contacts with suppliers and managing contracts with suppliers where needed. F5 does not have contracts with all suppliers, but all contracts that are in place include conflict minerals requirements.
•Supply chain transparency: Employ a supply chain survey for transparency through due diligence tools such as the Conflict Minerals Reporting Template (CMRT), a supply chain survey designed by RMI to identify the smelters and refiners that process the necessary conflict minerals contained in our products and the country of origin of those conflict minerals. We maintain a database to assess due diligence information and retain records relating to our responsible minerals program for at least two years.
•Supplier engagement: We incorporate responsible mineral sourcing requirements into our standard supplier contract templates and specifications to ensure that both current and future suppliers are obligated to comply with our Responsible Minerals Sourcing Policy. This includes participation in supply chain surveys and related due diligence activities. We also communicate these policy expectations and contractual requirements to relevant suppliers on an annual basis.
•Company grievance mechanism: Enable employees, suppliers, and other stakeholders to report any concerns relating to our responsible minerals program via email at rohscompliance@f5.com.
2.Identify and assess risks in our supply chain:
•Identify smelters and refiners in our supply chain: Identify direct suppliers that supply products to F5 that may contribute necessary conflict minerals to our products. Conduct an annual supply chain survey requesting direct suppliers to provide a conflict minerals declaration, using the CMRT, designed to identify the conflict minerals contained in the products they supply to F5, the smelters and refiners that processed those conflict minerals, and the country of origin of those conflict minerals. We evaluate the completeness and accuracy of the suppliers’ survey responses and contact suppliers whose survey responses we identified as having contained incomplete or potentially inaccurate information to seek additional clarifying information.
•Identify the scope of the risk assessment: Our risk assessment is designed to identify risks in our supply chain. This includes direct suppliers not meeting our contractual requirements related to conflict minerals, as well as smelters and refiners that are not conformant to a responsible mineral assurance program or that we have reason to believe may source conflict minerals from the Covered Countries. We document mineral country of origin information for the smelters and refiners identified by the supply chain survey, as provided from sources including the supply chain survey, responsible mineral assurance programs, direct contact with smelters and refiners, and from publicly available sources such as smelter and refiner websites.
•Assess due diligence practices of smelters and refiners: Compare smelters and refiners identified by the supply chain survey against the list of facilities that are conformant to a responsible mineral assurance program such as RMI’s Responsible Minerals Assurance Program (RMAP), and other RMI cross-recognized, independent third-party audit programs. Information regarding RMAP, as well as a list of RMI cross-recognized independent third-party audit programs can be found on RMI’s website: http://www.responsiblemineralsinitiative.org/minerals-due-diligence/recognized-standards-or-programs/.
3.Execute a strategy to respond to identified risks:
•Maintain risk management plan: Maintain a risk management plan that includes due diligence reviews of suppliers, smelters and refiners that may be sourcing or processing conflict minerals from Covered Countries and other CAHRAs that may not be from recycled or scrap sources. Our due diligence

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
measures are significantly based on responsible mineral assurance programs that evaluate the procurement practices of the smelters and refiners that process and provide those conflict minerals to our supply chain.
•Implement a risk mitigation plan: Perform risk mitigation efforts to bring suppliers into conformity with our Responsible Minerals Sourcing Policy or contractual requirements, which efforts may include working with direct suppliers to consider an alternative source for the necessary conflict minerals. We attempt to contact smelter and refiner facilities that are not conformant to a responsible mineral assurance program to assess their due diligence practices, request chain of custody information for the conflict minerals processed by the facilities and encourage and assist their participation in such a program.
•Ongoing risk monitoring: Monitor and track suppliers, smelters and refiners identified as not meeting the requirements set forth in our Responsible Minerals Sourcing Policy or contractual requirements to determine their progress in meeting those requirements.
4.Support the development and implementation of independent third-party audits of smelters’ and refiners’ sourcing:
•Support development and implementation of due diligence practices and tools such as the CMRT through RMI’s Steering Committee and participation within RMI sub-teams.
•Support development and implementation of the RMAP by defining the terms of the RMAP audit protocol in conjunction with RMI member companies and other industry groups.
•Support responsible mineral assurance programs that carry out independent third-party audits of smelter and refiner facilities, such as the RMAP, through our membership in RMI.
5.Report on supply chain due diligence:
•Publicly communicate our Responsible Minerals Sourcing Policy on our company website (f5.com/company/policies).
•We publish our annual CMRT on the F5 Manufacturing Compliance and Certifications page (f5.com/company/policies) as well as our Corporate Responsibility Report available on the ESG section of our company website (investors.f5.com/esg).
Description of Reasonable Country of Origin Inquiry Efforts
For 2024, our RCOI efforts for conflict minerals included conducting a supply chain survey of direct suppliers across all the commodities that may contribute necessary conflict minerals to our products (referred to as “Surveyed Suppliers”) using the CMRT. The supply chain surveys requested that suppliers identify the smelters and refiners and countries of origin of the conflict minerals in products they supply to us. We compared the smelters and refiners identified in the surveys against the lists of facilities that are conformant to a responsible mineral assurance program, such as the RMAP or RMI cross-recognized programs. RMAP and RMI cross-recognized programs provided country of origin data for conformant smelters and refiners, including on an aggregate basis in certain cases. We documented country of origin information for the smelter and refiner facilities identified by surveyed suppliers as provided from sources including the supply chain survey, responsible mineral assurance programs, direct contact with smelters and refiners, and from publicly available sources such as smelter and refiner websites, if we determined such publicly available sources to be reliable.
To determine whether necessary 3TG in our products originated in the DRC or any of the Covered Countries, we provided a list of suppliers associated with the Covered Products to Assent for upload to the Assent Sustainability Manager. We utilized the RBA-GeSI CMRT version 6.31 and 6.4 to conduct a survey of all direct suppliers across all the commodities. During the supplier survey, we contacted suppliers via the Assent Sustainability Manager, to which suppliers uploaded their completed CMRTs for assessment and management by Assent. The use of the CMRT allowed for some elimination of irrelevant suppliers. Specifically, Question 1 of the CMRT asks suppliers whether any of the 3TGs they use are necessary to the functionality or production of their products. We also periodically reviewed the

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
supplier list to ensure that irrelevant or "out of scope" suppliers were removed from the survey process. We conducted this analysis based on the following criteria:
•The company supplies packaging.
•The company supplies us with items that do not end up in our products (including equipment used to make our products or those used strictly on prototypes).
•The company is a service provider only.
•The company is listed as a supplier, but no components were purchased for use in F5 products during the reporting period and preceding 12 months.
We requested that all suppliers complete a CMRT and included training and education (provided by Assent) to guide suppliers on best practices and the use of this template. Assent monitored and tracked all communications in the Assent Sustainability Manager for future reporting and transparency. We directly contacted suppliers that were unresponsive to Assent’s communications during the diligence process and requested such suppliers to complete the CMRT form and submit their form to F5 or Assent.
Results of Reasonable Country of Origin Inquiry (RCOI) Efforts
For 2024, F5 conducted a supply chain survey of total 261 suppliers across all commodities that we determined may contribute necessary conflict minerals to our products and out of which 22 suppliers were considered out of scope for the reason mentioned above.
The results of our RCOI as of May 12, 2025, were as follows:
•97% of surveyed suppliers submitted a CMRT in response to our supply chain survey request, reflecting an increase from last year’s response rate of 93%.
•Incomplete CMRT submissions were received from 2% of surveyed suppliers, and 3% of submitted reports did not meet validation requirements.
•18% of the surveyed suppliers reported that their products do not contain 3TG, while 72% indicated a significant presence of 3TG in their products.
•The surveyed suppliers identified 364 operational smelter and refiner facilities that may process the necessary conflict minerals contained in the products provided to us.
•A total of 133 smelters and refiners were identified as sourcing from CAHRAs, including 78 that source specifically from the DRC and its adjoining countries.
Conclusion Based on Reasonable Country of Origin Inquiry (RCOI)
F5 manufactured and contracted with others to manufacture products as to which conflict minerals are necessary to the functionality or production of our products.
Based on our RCOI, we know or have reason to believe that a portion of the necessary conflict minerals contained in our products originated or may have originated in the Covered Countries and know or have reason to believe that those necessary conflict minerals may not be solely from recycled or scrap sources.
As a result of the above conclusion and pursuant to the Rule, we undertook due diligence measures on the source and chain of custody of the necessary conflict minerals in our products for which we had reason to believe may have originated from the Covered Countries and which may not have come from recycled or scrap sources. There is a significant overlap between our RCOI efforts and our due diligence measures performed.

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Description of Due Diligence Measures Performed:
Below is a description of the measures performed for this reporting period, as of May 12, 2025, to exercise due diligence on the source and chain of custody of the necessary conflict minerals contained in our products:
•Conducted a supply chain survey of suppliers that we identified may be supplying F5 with products that contain necessary conflict minerals using the CMRT, requesting country of origin information regarding the necessary conflict minerals and identification of smelters and refiners that process such minerals.
•We received CMRT submissions from 97% of our surveyed suppliers in response to our supply chain survey. For the 5% of suppliers who submitted incomplete responses or potentially inaccurate information, we initiated follow-up communications to request clarification and ensure data accuracy.
•Compared smelters and refiners identified by surveyed suppliers against the list of facilities that are conformant to a responsible mineral assurance program.
•Monitored and tracked surveyed suppliers, and smelters and refiners identified by Surveyed Suppliers, which we identified as not meeting our Responsible Minerals Sourcing Policy or contractual requirements, to determine their progress in meeting those requirements.
•Performed risk mitigation efforts with surveyed suppliers we identified as not in conformity with our Responsible Minerals Sourcing Policy or contractual requirements by working with them to bring them into compliance.
•In 2024, we engaged with 36 smelters and refiners to encourage their participation in a responsible minerals assurance program, offering guidance to those not yet enrolled and providing capacity-building support and Corrective Action Plan ("CAP") assistance to those undergoing their initial audit.
Results of our Due Diligence Measures
Inherent Limitations on Due Diligence Measures
As a downstream purchaser of products that contain conflict minerals, our due diligence measures can provide only reasonable, not absolute, assurance regarding the source and chain of custody of the necessary conflict minerals. Our due diligence processes are based on the necessity of seeking data from our direct suppliers and those suppliers seeking similar information within their supply chains to identify the original sources of the necessary conflict minerals. We also rely, to a large extent, on information collected and provided by responsible mineral assurance programs. Such sources of information, as well as any publicly available sources, may yield inaccurate or incomplete information and may be subject to fraud.
Since we do not have direct contractual relationships with smelters and refiners, we rely on our direct suppliers and the entire supply chain to gather and provide specific information about the date when the ore is smelted into a derivative and later shipped, stored, sold, and first entered the stream of commerce. We directly seek sourcing data on a periodic basis from our direct suppliers, as well as certain smelters and refiners.
Surveyed Supplier Due Diligence Results
F5 assessed the accuracy and completeness of the responses provided by our surveyed suppliers to our supply chain surveys. During this review, we identified 27 suppliers whose initial submissions contained incomplete or potentially inaccurate information. To detect these issues, we employed various methods, including verification checks performed using third-party software. When discrepancies were found, we reached out to the relevant suppliers, highlighted the specific issues, and requested corrected and updated CMRT submissions. 13 suppliers are now in the process of revising their responses to ensure their information is complete and accurate.
Surveyed suppliers must maintain a publicly available conflict minerals sourcing policy, provide a CMRT upon our request, and use smelters and refiners that are either conformant to a responsible mineral assurance program or have begun participating in such a program. We identified surveyed suppliers that were not fully compliant with applicable requirements and monitored and tracked these suppliers’ progress in meeting the applicable requirements. We

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
performed risk mitigation efforts by contacting each supplier, identifying action items that we requested the supplier complete, and asking the supplier to provide an updated CMRT. Our risk mitigation efforts are specifically related to meeting our Responsible Minerals Sourcing Policy or contractual requirements, with the goal of bringing each Surveyed Supplier into compliance with such requirements.
As a result of our supplier due diligence efforts, F5 determined that, as of May 12, 2024, 92% of the surveyed suppliers were in compliance with our Responsible Minerals Sourcing Policy or contractual requirements.
Smelter and Refiner Due Diligence Results
As of May 12, 2025, an aggregate of 364 operational smelters and refiners were identified by our surveyed suppliers as facilities that may process the necessary conflict minerals contained in the products these Surveyed Suppliers provided to F5.
F5 conducted due diligence on the smelters and refiners reported during our survey process. Our due diligence activities are dominated by a regular process to determine and monitor whether the identified smelters and refiners are operational and therefore may contribute necessary conflict minerals to our final products, and whether they are conformant to a responsible mineral assurance program or have begun participating in such a program. We sought reliable information on the source and chain of custody of the conflict minerals processed by such facilities, including from publicly available sources, with the goal to determine if any of these facilities processed conflict minerals that may have originated from the Covered Countries and other CAHRAs, and may not be solely from recycled or scrap sources.
If a smelter or refiner in our supply chain was not yet conformant to a responsible mineral assurance program or had not yet begun participating in such a program, Assent on behalf of F5 and other RMI member companies, proactively attempted to contact such facilities to request country of origin information for the conflict minerals the facilities processed, as well as to encourage and assist their participation in a responsible mineral assurance program. We monitored and tracked smelters and refiners that we identified as not being conformant to a responsible mineral assurance program or not having begun participating in such a program.
During the reporting year, we identified that 9% of the smelters and refiners in our supply chain were not yet conformant with a recognized responsible minerals assurance program. An additional 1% are currently engaged in the RMAP audit process and hold an active status. However, 26% of reported smelters and refiners remain unenrolled in any such program. These facilities will be a key focus of our due diligence efforts in the upcoming reporting period.
As a result of our due diligence activities, we reasonably concluded as of May 12, 2025:
•232 smelters and refiners were confirmed as conformant with a recognized responsible minerals sourcing program, up from 225 the previous year.
•10% of the smelters and refiners have initiated participation in a responsible minerals assurance program but have not yet achieved conformant status. Based on F5’s due diligence, we have no reason to believe these facilities sourced conflict minerals from the Covered Countries.
Conclusion and Future Due Diligence Measures
We have no reason to believe that any of the reported smelter and refiner facilities directly or indirectly finance or benefit armed groups in the Covered Countries. We are continuing to engage in the activities described above in “Design of Responsible Minerals Program,” and we are continuing to follow up with suppliers that are not meeting our requirements, as well as contacting smelters and refiners that are not yet conformant to a responsible mineral assurance program. We are encouraging and assisting such smelters and refiners to become conformant to a responsible mineral assurance program, thus supporting our efforts to build ethical and socially responsible supply chains for our company.
Our efforts to determine the mine or location of origin of the necessary conflict minerals in all our products with the greatest possible specificity consisted of the due diligence measures described in this Report. In particular, we relied on the information made available by responsible mineral assurance programs for the smelters and refiners in our

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
supply chain because such programs review and audit whether sufficient evidence exists regarding the mine and/or location of origin of the conflict minerals that the audited smelter and refiner facilities have processed. We also sought source and chain of custody information directly from smelters and refiners and from publicly available sources and, if we determined such information to be reliable, we used the information to make reasonable conclusions on the source and chain of custody of the conflict minerals processed by facilities that were not conformant to or participating in a responsible mineral assurance program.
Attached as Appendix A is a list of all smelters and refiners listed by our suppliers in their completed CMRTs that appear on the lists of smelters maintained by the RMI. Most of the CMRTs we received from our suppliers were made on a company or division level basis, rather than on a product-level basis. Because we rely on data from our suppliers and not all suppliers are in each product, our list of processing smelters and refiners disclosed in Appendix A may contain more facilities than contained in any one of our products.
Appendix B includes an aggregated list of the countries of origin from which the reported facilities collectively source conflict minerals, based on information provided by suppliers and the RMI. As mentioned in the above section, many responses were provided at the company level, therefore, Appendix B may contain more countries than those that our products are being sourced from.
Efforts Pertaining to Extended Minerals
F5 continues to evaluate and expand upon the framework of our due diligence programs as material use and risk profiles emerge. Cobalt and Mica have been identified as minerals of concern due to reports of child labor and other social impacts in CAHRAs. Aligned with our approach to conflict minerals, our desire is not to eliminate sourcing from CAHRAs, but rather to identify and mitigate risks in our supply chain to obtain only minerals that are sourced responsibly.
In 2025, F5 conducted a supply chain survey of 239 in scope suppliers, that we determined may contribute intentionally added cobalt and mica to our products, using the EMRT. The EMRT is a supply chain survey designed by RMI to identify the smelters and refiners that process the necessary cobalt and mica contained in our products and the associated country of origin. Our EMRT response rate more than doubled for this year from 14% to 37%. We are using the information obtained to conduct due diligence on the identified smelters and refiners and actively focus our outreach efforts to encourage RMAP involvement and alignment with OECD Guidance.
As of May 12, 2025, we have identified 117 smelters and refiners reported by surveyed suppliers in our supply chain. Of those, 48% are conformant and 8% are actively participating in a responsible mineral assurance program. We continue to conduct outreach to encourage participation of the remaining smelters and refiners.
Next Steps
For the 2024 reporting year, F5 increased its supplier response rate to 97%, demonstrating year-over-year improvement, and enhanced our due diligence measures—particularly in response to a greater number of high-risk smelters identified compared to previous reporting periods. Working on our behalf, Assent’s account representatives proactively identified all suppliers who reported smelters with discernible risk indicators in their CMRT submissions. These suppliers are engaged monthly through individualized follow-ups.
In these communications, suppliers were asked to verify the materiality and relevance of their CMRT submissions specifically in relation to the mineral supply chain for products sold to F5, rather than for their overall product portfolio. If it was determined that the original CMRT was not tailored to F5’s supply chain, suppliers were requested to submit a revised, user-defined or product level CMRT.
F5 strongly believes that collaboration among industry, government, NGOs, and civil society experts is the best way to effectively create positive change in our supply chain. F5 is participating in developing industry-wide standards to better align, and thus strengthen, the collective approach to responsible minerals sourcing. This is demonstrated by our collaboration with RMI to establish industry standards regarding responsible minerals sourcing, including the CMRT, EMRT and the RMAP due diligence Standard.

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Looking ahead to 2025, F5 will continue to actively engage with suppliers and apply enhanced due diligence practices to further reduce the risk that the necessary 3TGs in our products may originate from conflict-affected and high-risk areas.
In addition, we are preparing to broaden our due diligence efforts to include four more minerals—lithium, nickel, copper, and natural graphite—in line with the upcoming Extended Minerals Reporting Template (EMRT) 2.0. These minerals, along with cobalt and mica, bring the total to six critical materials covered under EMRT 2.0. F5 is initiating the groundwork to integrate these additional materials into our responsible minerals program, ensuring alignment with evolving industry standards and continued focus on supply chain transparency and risk mitigation in 2025.
F5 is committed to advancing the progress we've made in the responsible sourcing of 3TG and extended minerals, while proactively identifying and addressing emerging risks associated with an expanding range of materials and regions. Looking ahead, our goal is to leverage insights gained over the past years and work in partnership with industry stakeholders to broaden and accelerate the development of global sourcing standards for a more comprehensive set of minerals.

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Appendix A
Below is the list of smelters listed on CMRTs of suppliers used by F5 during calendar year 2024.

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Asahi Pretec Corp.	Japan	CID000082
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258
Tin	Dowa	Japan	CID000402
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119
Tin	Mineracao Taboca S.A.	Brazil	CID001173
Tin	Minsur	Peru	CID001182
Gold	Mitsubishi Materials Corporation	Japan	CID001188
Tin	Mitsubishi Materials Corporation	Japan	CID001191
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193
Gold	Nihon Material Co., Ltd.	Japan	CID001259
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337
Tin	PT Artha Cipta Langgeng	Indonesia	CID001399
Tin	PT Babel Inti Perkasa	Indonesia	CID001402
Tin	PT Bukit Timah	Indonesia	CID001428
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468
Tin	PT Timah Tbk Kundur	Indonesia	CID001477
Tin	PT Timah Tbk Mentok	Indonesia	CID001482
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875
Tin	Thaisarco	Thailand	CID001898
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938
Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517
Tin	Aurubis Beerse	Belgium	CID002773
Tin	PT Menara Cipta Mulia	Indonesia	CID002835
Tin	PT Bangka Serumpun	Indonesia	CID003205
Gold	Dowa	Japan	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425
Tantalum	F&X Electro-Materials Ltd.	China	CID000460
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981
Tin	PT Mitra Stania Prima	Indonesia	CID001453
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019
Gold	Asaka Riken Co., Ltd.	Japan	CID000090
Gold	Chugai Mining	Japan	CID000264
Gold	Torecom	Korea, Republic Of	CID001955
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180
Tungsten	A.L.M.T. Corp.	Japan	CID000004
Gold	Agosi AG	Germany	CID000035
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058
Gold	Argor-Heraeus S.A.	Switzerland	CID000077
Tungsten	Kennametal Huntsville	United States Of America	CID000105
Gold	Aurubis AG	Germany	CID000113
Gold	Boliden Ronnskar	Sweden	CID000157
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228
Gold	Chimet S.p.A.	Italy	CID000233
Tin	Alpha	United States Of America	CID000292
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438
Tin	Fenix Metals	Poland	CID000468
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616
Gold	Heimerle + Meule GmbH	Germany	CID000694
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801
Gold	Istanbul Gold Refinery	Turkey	CID000814
Gold	Jiangxi Copper Co., Ltd.	China	CID000855
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917
Gold	Asahi Refining USA Inc.	United States Of America	CID000920
Gold	Asahi Refining Canada Ltd.	Canada	CID000924
Tin	China Tin Group Co., Ltd.	China	CID001070
Gold	LS MnM Inc.	Korea, Republic Of	CID001078
Gold	Materion	United States Of America	CID001113
Tin	Metallic Resources, Inc.	United States Of America	CID001142
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152
Gold	Metalor Technologies S.A.	Switzerland	CID001153
Gold	Metalor USA Refining Corporation	United States Of America	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192
Tantalum	NPM Silmet AS	Estonia	CID001200
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325
Gold	MKS PAMP SA	Switzerland	CID001352
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406
Tin	PT Prima Timah Utama	Indonesia	CID001458
Tin	PT Refined Bangka Tin	Indonesia	CID001460
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463
Tin	PT Timah Nusantara	Indonesia	CID001486
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490
Tin	PT Tommy Utama	Indonesia	CID001493

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	PX Precinox S.A.	Switzerland	CID001498
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522
Gold	Royal Canadian Mint	Canada	CID001534
Tantalum	Telex Metals	United States Of America	CID001891
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993
Gold	Valcambi S.A.	Switzerland	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321
Tin	CV Venus Inti Perkasa	Indonesia	CID002455
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503
Tantalum	D Block Metals, LLC	United States Of America	CID002504
Tantalum	FIR Metals & Resource Ltd.	China	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513
Tantalum	KEMET de Mexico	Mexico	CID002539
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544
Tantalum	TANIOBIS GmbH	Germany	CID002545
Tantalum	Materion Newton Inc.	United States Of America	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551
Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557
Tantalum	Global Advanced Metals Aizu	Japan	CID002558
Tin	CV Ayi Jaya	Indonesia	CID002570
Tungsten	Niagara Refining LLC	United States Of America	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641
Tin	PT Cipta Persada Mulia	Indonesia	CID002696
Tin	Super Ligas	Brazil	CID002756
Gold	L'Orfebre S.A.	Andorra	CID002762
Tin	Aurubis Berango	Spain	CID002774
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778
Tin	PT Sukses Inti Makmur	Indonesia	CID002816
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190
Tin	Tin Technology & Refining	United States Of America	CID003325
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tin	Luna Smelter, Ltd.	Rwanda	CID003387
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449
Tin	CRM Synergies	Spain	CID003524
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582
Tin	DS Myanmar	Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065
Gold	Advanced Chemical Company	United States Of America	CID000015
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	China	CID000291
Tin	PT Premium Tin Indonesia	Indonesia	CID000313
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359
Tin	Estanho de Rondonia S.A.	Brazil	CID000448
Gold	LT Metal Ltd.	Korea, Republic Of	CID000689
Gold	Japan Mint	Japan	CID000823
Gold	Kazzinc	Kazakhstan	CID000957
Tungsten	Kennametal Fallon	United States Of America	CID000966
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969
Tantalum	AMG Brasil	Brazil	CID001076
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397
Tantalum	QuantumClean	United States Of America	CID001508
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869
Gold	Yamakin Co., Ltd.	Japan	CID002100
Gold	SAFINA A.S.	Czechia	CID002290
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318
Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512
Gold	T.C.A S.p.A	Italy	CID002580
Gold	REMONDIS PMR B.V.	Netherlands	CID002582
Tin	PT Rajehan Ariq	Indonesia	CID002593
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708
Gold	Italpreziosi	Italy	CID002765
Tin	PT Bangka Prima Tin	Indonesia	CID002776
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827
Tin	HuiChang Hill Tin Industry Co., Ltd.	China	CID002844
Gold	Bangalore Refinery	India	CID002863
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919
Gold	NH Recytech Company	Korea, Republic Of	CID003189
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609
Gold	WEEEREFINING	France	CID003615
Gold	Gold by Gold Colombia	Colombia	CID003641
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993
Gold	Coimpa Industrial LTDA	Brazil	CID004010
Tantalum	PowerX Ltd.	Rwanda	CID004054
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779
Tin	Precious Minerals and Smelting Limited	India	CID003409
Tungsten	Lianyou Resources Co., Ltd.	Taiwan, Province Of China	CID004397
Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Japan	CID004403
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	China	CID004430
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	Malaysia	CID004434
Gold	GG Refinery Ltd.	Tanzania, United Republic Of	CID004506
Tungsten	Kenee Mining Corporation Vietnam	Viet Nam	CID004619
Gold	Impala Platinum - Platinum Metals Refinery (PMR)	South Africa	CID004714
Tin	Woodcross Smelting Company Limited	Uganda	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	Australia	CID004754
Gold	Elite Industech Co., Ltd.	Taiwan, Province Of China	CID004755
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574
Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703
Tin	Pongpipat Company Limited	Myanmar	CID003208
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410
Gold	Caridad	Mexico	CID000180
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362
Tin	PT Bangka Tin Industry	Indonesia	CID001419
Tin	PT Panca Mega Persada	Indonesia	CID001457

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Sabin Metal Corp.	United States Of America	CID001546
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947
Gold	Morris and Watson	New Zealand	CID002282
Gold	Guangdong Jinding Gold Limited	China	CID002312
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313
Tin	PT Tirus Putra Mandiri	Indonesia	CID002478
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584
Gold	Shirpur Gold Refinery Ltd.	India	CID002588
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750
Gold	Albino Mountinho Lda.	Portugal	CID002760
Tungsten	ACL Metais Eireli	Brazil	CID002833
Gold	Sai Refinery	India	CID002853
Tin	Modeltech Sdn Bhd	Malaysia	CID002858
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867
Gold	Pease & Curren	United States Of America	CID002872
Gold	JALAN & Company	India	CID002893
Gold	ABC Refinery Pty Ltd.	Australia	CID002920
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153
Gold	Gold Coast Refinery	Ghana	CID003186
Gold	QG Refining, LLC	United States Of America	CID003324
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356
Tin	Ma'anshan Weitai Tin Co., Ltd.	China	CID003379
Gold	CGR Metalloys Pvt Ltd.	India	CID003382
Gold	Sovereign Metals	India	CID003383
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427
Gold	Kundan Care Products Ltd.	India	CID003463
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490
Gold	K.A. Rasmussen	Norway	CID003497
Gold	MD Overseas	India	CID003548
Gold	Metallix Refining Inc.	United States Of America	CID003557
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662
Gold	Dongwu Gold Group	China	CID003663
Gold	Sam Precious Metals	United Arab Emirates	CID003666
Tantalum	5D Production OU	Estonia	CID003926
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978
Tungsten	Nam Viet Cromit Joint Stock Company	Viet Nam	CID004034
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103
Gold	Cendres + Metaux S.A.	Switzerland	CID000189

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Metal	Smelter Name	Smelter Facility Location	Smelter ID
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927
Gold	JSC Uralelectromed	Russian Federation	CID000929
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032
Gold	Lingbao Gold Co., Ltd.	China	CID001056
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769
Gold	Umicore Precious Metals Thailand	Thailand	CID002314
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563
Gold	Sudan Gold Refinery	Sudan	CID002567
Gold	Industrial Refining Company	Belgium	CID002587
Gold	Marsam Metals	Brazil	CID002606
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649
Gold	SAAMP	France	CID002761
Gold	8853 S.p.A.	Italy	CID002763
Tungsten	Moliren Ltd.	Russian Federation	CID002845
Gold	AU Traders and Refiners	South Africa	CID002850
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852
Gold	Modeltech Sdn Bhd	Malaysia	CID002857
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865
Gold	Safimet S.p.A	Italy	CID002973
Gold	African Gold Refinery	Uganda	CID003185
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416
Gold	Augmont Enterprises Private Limited	India	CID003461
Gold	Alexy Metals	United States Of America	CID003500

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934
Appendix B – Countries of origin
This list of potential countries of origin is populated based on RMI validated smelters listed in our RCOI.

Country of Origin
China
Brazil
Australia
Indonesia
Japan
Malaysia
Peru
Canada
Mongolia
Spain
Germany
India
Niger
Korea
Chile
Nigeria
Austria
Thailand
Russian Federation
United Kingdom
Argentina
Ireland
Myanmar
Portugal
France
VietNam
Mexico
Switzerland
Singapore
Belgium
Kazakhstan
Colombia
Democratic Republic of the Congo
Hungary
Israel
Guyana
Ecuador
Estonia
Luxembourg

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Country of Origin
Hong Kong
Cambodia
Netherlands
Rwanda
Ethiopia
Congo
Panama
Sierra Leone
Bolivia (Plurinational State of)
Namibia
Slovakia
Burundi
Madagascar
South Africa
Egypt
Mozambique
Philippines
Andorra
Suriname
Uzbekistan
Turkey
Guinea
Sweden
Tanzania
Ghana
Italy
Papua New Guinea
Saudi Arabia
Poland
Burkina Faso
Mali
Taiwan
United Arab Emirates
Zambia
El Salvador
Guatemala
Morocco
New Zealand
Azerbaijan
Finland
Honduras
Benin

F5, Inc.
Conflict Minerals Report
Year Ended December 31, 2024
IN ACCORD WITH RULE 13P-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934

Country of Origin
Djibouti
Dominica
Kyrgyzstan
Sudan
Uganda
Belarus
Bulgaria
Dominican Republic
Eritrea
Georgia
Liberia
Mauritania
Nicaragua
Senegal
Tajikistan
Armenia
Botswana
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